UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

Continental Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (713) 324-2950

Not Applicable
Former Name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2006, Continental Airlines, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein (the "Underwriters"), in connection with the issuance and sale by the Company of $200,000,000 aggregate principal amount of the Company's 8.75% Notes due 2011 (the "Notes"). The Company expects delivery of the Notes will be made under the Underwriting Agreement on or about November 13, 2006. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Company is offering the Notes pursuant to the Prospectus Supplement, dated November 8, 2006, to the Prospectus, dated April 10, 2006 (together the "Prospectus"), which forms a part of the Company's automatic shelf registration statement on Form S-3 (Registration No. 333-133187) (the "Registration Statement"), filed with the Securities and Exchange Commission on April 10, 2006.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The Underwriters or their affiliates have from time to time provided and / or may in the future provide investment banking, commercial banking and financial advisory services to the Company and its affiliates, for which they have received or will receive customary compensation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement, dated November 8, 2006, by and among Continental Airlines, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several Underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

November 9, 2006 By: /s/ Lori A. Gobillot

Name: Lori A. Gobillot

Title: Staff Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 8, 2006, by and among Continental Airlines, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several Underwriters named therein